FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing ***Articles of Amendment*** to amend the articles of incorporation of a ***Florida Profit Corporation*** pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

- The original incorporators cannot be amended.
- If amending/adding officers/directors, list titles and addresses for each officer/director.
- If amending the "initial or first" officers/directors/registered agent, do not refer to the newly designated individuals as the "initial or first" O/D/RA.
- If amending the registered agent, the new agent must sign and state that he/she is familiar with the obligations of the position.
- If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	**$35.00** (Includes a letter of acknowledgment)
Certified Copy (optional)	**$8.75**
Certificate of Status (optional)	**$8.75**

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	**Street Address**
Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: HIGH POINT ACQUISITION, INC.

DOCUMENT NUMBER: P06000067963

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jackson L. Morris, Esq.
(Name of Contact Person)

Attorney at Law
(Firm/ Company)

3116 W. North A Street
(Address)

Tampa, FL 33609-1544
(City/ State and Zip Code)

For further information concerning this matter, please call:

Jackson L. Morris, Esq. at (813) 874-8854
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☑ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

HIGH POINT ACQUISITION, INC.

(Name of corporation as currently filed with the Florida Dept. of State)

P06000067963

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

HIGH POINT TRANSPORT, INC.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV - The number of shares of capital stock the Corporation is authorized to issue shall be fifty million (50,000,000) shares of common stock, $0.0001 par value per share.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: July 30, 2007

Effective date if applicable: ____________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ____________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Paul A. Henley

(Typed or printed name of person signing)

President

(Title of person signing)

FILING FEE: $35